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                                                                     EXHIBIT 23a

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 26, 1998 (except with respect to the matter discussed in Note 13 of the consolidated financial statements, as to which the date is November 18, 1998) included in or incorporated by reference in Washington Gas Light Company's Form 10-K for the year ended September 30, 1998 and to all references to our Firm included in this registration statement.

                                             ARTHUR ANDERSEN LLP

Washington, D.C.
May 25, 1999